Exhibit 5.2

Carey Olsen Jersey LLP 47 Esplanade St Helier Jersey JE1 0BD Channel Islands T +44 (0)1534 888900 F +44 (0)1534 887755 E jerseyco@careyolsen.com

Our ref	1065189/0008/J19153433v1	23 November 2021

To the Addressee listed in Schedule 1

Aptiv PLC (the "Company")

1.	Background

We act as Jersey legal advisers to the Company in connection with (i) the offer, issue and sale by the Company of the Notes and (ii) the Documents.

2.	Definitions and interpretation

2.1	Capitalised terms used in this Opinion shall have the meanings given to them in Part A of Schedule 5 (Definitions and Interpretation).

2.2	This Opinion shall be interpreted and construed in accordance with Part B of Schedule 5 (Definitions and Interpretation).

3.	Scope

3.1	This Opinion is limited to: (a) matters of Jersey law and practice as at the date of this Opinion; and (b) matters expressly stated in this Opinion.

3.2	We have made no investigation and express no opinion with respect to the law or practice of any other jurisdiction.

3.3	This Opinion is based only on those matters of fact known to us at the date of this Opinion.

Aptiv PLC

23 November 2021

4.	Documents EXAMINED AND SEARCHES

4.1	In giving this Opinion we have examined copies sent to us in electronic form by email of each Document.

4.2	In addition, we have examined each Further Document.

4.3	The Documents and the Further Documents are the only documents we have seen or examined for the purposes of this Opinion.

4.4	The Searches are the only searches, investigations or enquiries we have carried out for the purposes of this Opinion.

5.	Assumptions and qualifications

5.1	This Opinion is given: (a) in reliance on the Assumptions; and (b) on the basis that the Assumptions (which we have not independently investigated or verified) are accurate, and have been accurate, in all respects at the date of this Opinion, and at all other relevant times.

5.2	This Opinion is subject to the Qualifications.

6.	Opinion

We are of the opinion that:

6.1	Incorporation, valid existence, power and capacity

6.1.1	The Company is duly incorporated with limited liability and validly existing under Jersey law.

6.1.2	The Company has the corporate power and capacity to enter into, and to perform its obligations under, each Document.

6.2	Authority and execution

6.2.1	The Company has taken the corporate and other action necessary under Jersey law to authorise the acceptance and due execution of, and the performance of its obligations under, each Document.

6.2.2	Each Document has been duly executed by the Company.

6.3	Search results

6.3.1	The Public Records Search revealed no evidence of any current resolutions for winding up or dissolution of the Company and no evidence of the appointment of any liquidator in respect of the Company or any of its assets.

Aptiv PLC

23 November 2021

6.3.2	A representative of the office of the Viscount stated in response to the Viscount Enquiry that, to the best of his/her knowledge and belief, the property of the Company had not been declared to be en désastre.

7.	LAW Governing THIS OPINION, limitations, benefit, disclosure and reliance

7.1	This Opinion is governed by and shall be construed in accordance with Jersey law.

7.2	We assume no obligation to advise you or any other person, or undertake any investigations, as to any legal developments or factual matters arising after the date of this Opinion that might affect the opinions expressed in this Opinion.

7.3	This Opinion is addressed only to you and is solely for the benefit of you and your professional legal advisers in connection with each Document and except with our prior written consent it may not be disclosed to, used or relied on by any other person or for any other purpose, or referred to or made public in any way.

7.4	We consent to the filing of a copy of this opinion as an exhibit to a current report on Form 8-K, and incorporation by reference into the Registration Statement. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the US Securities Act of 1933, as amended (the "Securities Act") or the rules and regulations promulgated by the US Securities and Exchange Commission under the Securities Act.

Yours faithfully

/s/ Carey Olsen Jersey LLP

Carey Olsen Jersey LLP

Aptiv PLC

23 November 2021

Schedule 1

Addressee

Aptiv PLC 5 Hanover Quay Grand Canal Dock Dublin 2 Ireland

Aptiv PLC

23 November 2021

Schedule 2

Documents EXAMINED

Part A

The Documents

8.	A sixth supplemental indenture dated 23 November 2021 between the Company, the Trustee and the Agent supplementing the Base Indenture (the "Supplemental Indenture").

9.	The global note numbered 1 representing the Notes and issued pursuant to the Indenture.

10.	The global note numbered 2 representing the Notes and issued pursuant to the Indenture.

11.	The global note numbered 3 representing the Notes and issued pursuant to the Indenture.

Part B

Further Documents

1.	A copy of:

1.1	the Certificate of Incorporation;

1.2	the Memorandum and Articles of Association;

1.3	the Registers; and

1.4	the Consents.

2.	A copy of an extract of the minutes recording the Director Resolutions.

3.	A copy of the:

3.1	Registration Statement;

3.2	Prospectus Supplement; and

3.3	Base Indenture.

4.	A copy of the Opinion Certificate (as attached).

5.	The Public Records.

6.	The response received from the office of the Viscount to the Viscount Enquiry.

Aptiv PLC

23 November 2021

Schedule 3

Assumptions

1.	Authenticity

1.1	The genuineness and authenticity of all signatures, initials, stamps, seals and markings on all documents examined by us, including, in the case of copy documents examined by us, on the originals of those copies.

1.2	Where any person has purported to sign a Document for or on behalf of the Company by electronic signature, that person himself/herself affixed or inserted his/her electronic signature to or in such Document, and no other person affixed or inserted that signature to or in such Document.

2.	Copies

The completeness and conformity to original documents of all copies examined by us.

3.	Execution versions/drafts

3.1	Where we have been provided with a document (whether original or copy) in executed form or with only the signature page of an executed document, that such executed document does not differ from the latest draft or execution version of the document provided to us and/or, where a document has been reviewed by us only in draft, execution or specimen form, it has been executed in the form of that draft, execution version or specimen.

4.	Signing

4.1	Each Document has been signed for or on behalf of the Company by one Authorised Signatory.

4.2	Each party (other than the Company as a matter of Jersey law) has duly executed those documents to which it is a party.

4.3	Where any person has signed a Document for or on behalf of the Company by electronic signature, such person used an Acceptable Method.

5.	Dating and delivery

Each Document has been dated and has been duly and unconditionally delivered by each of the parties to it.

Aptiv PLC

23 November 2021

6.	Directors' duties

6.1	In resolving that the Company enter into each Document and the transaction(s) documented or contemplated by each Document the directors of the Company were acting with a view to the best interests of the Company and were otherwise exercising their powers in accordance with their duties under all applicable laws.

6.2	Each director of the Company has disclosed all interests required to be disclosed by the Companies Law and the Articles of Association in accordance with the provisions of the Companies Law and the Articles of Association.

7.	Solvency

The Company remains solvent (meaning that the Company will be able to discharge its liabilities as they fall due) after entering into each Document and the transaction(s) documented or contemplated by each Document, and all statements, assessments and opinions of solvency made or expressed by the directors of the Company in the Further Documents have been properly made.

8.	Consents - Jersey

Each Consent is in full force and effect and has not been revoked, superseded or amended and no other consents, authorisations, registrations, approvals, filings or other requirements of any governmental, judicial or other public bodies or authorities in Jersey (other than any consent referred to in the Opinion Certificate) have been or should have been obtained, made or satisfied by the Company.

9.	Consents - other laws

All consents, authorisations, registrations, approvals, filings or other requirements of any governmental, judicial or other public bodies or authorities required to be obtained, made or satisfied by the Company under any law (other than Jersey law): (a) for the execution and delivery of each Document and the performance of its obligations under each Document; and (b) generally for the enforceability of each Document, have been obtained, made or satisfied and, where appropriate, remain in full force and effect.

10.	Establishment, existence, capacity and authority – other parties

Each party (other than the Company as a matter of Jersey law) is duly established and validly existing and: (a) has the necessary capacity, power, authority and intention; (b) has taken the corporate and other action necessary to authorise it; and (c) has obtained, made or satisfied all necessary consents, authorisations, registrations, approvals, filings or other requirements (i) of any governmental, judicial or other public bodies or authorities or (ii) imposed by any contractual or other obligation or restriction binding upon it; in each case to enter into and deliver, and perform its obligations under, the documents to which it is a party.

Aptiv PLC

23 November 2021

11.	Capacity – the Company

The Company is acting as principal on its own behalf in entering into each Document and not as an agent, trustee, nominee or in any other capacity.

12.	No conflict – foreign law or regulation

There is no provision of the law or regulation of any jurisdiction other than Jersey that would have any adverse implication in relation to the opinions expressed in this Opinion.

13.	Searches

13.1	The Public Records are accurate and complete, with all documents or information that are required to be filed or registered by or in relation to the Company with the Registrar of Companies (whether or not any time limit for such filing or registration has yet expired) having been so filed or registered and appearing in the Public Records.

13.2	The response (construed as if the expression "to the best of my knowledge and belief" or similar did not appear in it) received from the office of the Viscount in response to the Viscount Enquiry is accurate and complete.

13.3	There has been no change in the public records relating to the Company available for inspection in the companies register on the web-site of the Registrar of Companies since the time we carried out the Public Records Search.

13.4	There has been no change in the records relating to the Company available to the office of the Viscount since the time it gave its response to the Viscount Enquiry.

14.	Registers and appointments

The accuracy and completeness of the Registers and that each director, alternate director (if any) and secretary of the Company and of any corporate director of the Company stated in the Registers has been validly appointed.

Aptiv PLC

23 November 2021

15.	Opinion certificate and other documents

The accuracy, correctness and completeness of the Opinion Certificate and of all statements, assessments and opinions as to matters of fact contained in each Document and each Further Document.

16.	Unknown facts

That there is no document or other information or matter (including, without limitation, any arrangement or understanding) that has not been provided or disclosed to us that is relevant to or that might affect the opinions expressed in this Opinion.

17.	Extract of directors minutes

Without prejudice to the generality of Assumption 19 (Unknown facts), where we are provided with an extract of the minutes recording the Director Resolutions, no other part of such minutes is relevant to or might affect the opinions expressed in this Opinion.

Aptiv PLC

23 November 2021

schedule 4

Qualifications

18.	Title

We offer no opinion as to the title or interest of the Company or any other person to or in, or the existence of, any property or assets the subject of any Document.

19.	No conflict – contractual obligations etc.

We offer no opinion on whether there are any contractual or other obligations or restrictions binding on the Company that would or could have any adverse implication in relation to the opinions expressed in this Opinion.

20.	Representations and warranties

Unless expressly stated otherwise, we offer no opinion in relation to any representation or warranty made or given in or in connection with any Document or Further Document.

21.	Searches/registries

21.1	The Public Records Search is not conclusively capable of revealing whether or not: (a) a winding up order has been made or a resolution passed for the winding up of the Company; or (b) an order has been made or a resolution passed appointing a liquidator in respect of the Company, as notice of these matters might not be filed with the Registrar of Companies immediately and, when filed, might not be entered in the public records of the Company immediately.

21.2	The Viscount Enquiry relates only to the property of the Company being declared to be en désastre. There is no formal procedure for determining whether the Company has otherwise become bankrupt as defined in the Interpretation (Jersey) Law 1954.

21.3	Information available in public registries in Jersey is limited. In respect of security interests, there are: (a) the Security Interests Register; and (b) publicly available records of: (i) hypothèques over real property situated in Jersey; (ii) mortgages of ships registered in Jersey; and (iii) mortgages over aircraft, and aircraft engines, registered in Jersey. We have not examined any such public records for the purposes of giving this Opinion.

22.	Enforcement

We offer no opinion as to the enforceability of any obligations under or pursuant to any transaction, agreement or document entered into or to be entered into by any Company.

Aptiv PLC

23 November 2021

SCHEDULE 5

Definitions and interpretation

Part A

Definitions

"2012 Law"	means the Security Interests (Jersey) Law 2012;

"Acceptable Method"

means where:

(a)      a person accesses a Document through a web-based e-signature platform and clicks to have his or her name in a typed or handwriting font or his or her signature in the form of an image automatically inserted into the Document in the appropriate place;

(b)      a person electronically pastes his or her signature (e.g. in the form of an image) into an electronic (i.e. soft copy) version of a Document in the appropriate place; and/or

(c)      a person uses a finger, light pen or stylus and a touchscreen to write his or her name electronically in the appropriate place in a Document,

in each case where the method used identifies the person who provided the signature and indicates the person's approval of the Document;

"Addressees"	means the addressee of this Opinion set out in Schedule 1 (Addressees);

"Agent"	means Deutsche Bank Trust Company Americas, as registrar, paying agent and authenticating agent under the Supplemental Indenture;

"Articles of Association"	means the articles of association of the Company, as referred to in the Opinion Certificate;

"Assumptions"	means the assumptions set out in Schedule 3 (Assumptions);

"Authorised Signatory"	means a person authorised (including by way of ratification) to sign a Document for or on behalf of the Company pursuant to the relevant Director Resolutions;

Aptiv PLC

23 November 2021

"Base Indenture"	means the base indenture dated 10 March 2015 between (amongst others) the Company and the Trustee;

"Certificate of Incorporation"	means together the Company's certificate of incorporation and certificate of incorporation on change of name, as referred to in the Opinion Certificate;

"CGPO Consent"	means the consent dated 5 November 2021 granted to the Company pursuant to the Companies (General Provisions) (Jersey) Order 2002, as amended, to, among other things, the circulation of the Prospectus Supplement;

"COBO Consent"	means the consent dated 5 November 2021 granted to the Company pursuant to the Control of Borrowing (Jersey) Order 1958 in relation to the issue of the Notes;

"Companies Law"	means the Companies (Jersey) Law 1991;

"Consents"

means together:

(i)             the COBO Consent;

(ii)            the CGPO Consent; and

(iii)           the consent dated 1 January 2017 granted to the Company pursuant to the Control of Borrowing (Jersey) Order 1958 in relation to the issue of shares,

as referred to in the Opinion Certificate;

"director"	includes, where the context permits, a person occupying the position of director, by whatever name called;

"Director Resolutions"	means the resolutions of the directors of the Company stated as passed on 28 October 2021 at a meeting of the board of directors of the Company recorded in minutes of that meeting, relating to the Documents and as referred to in the Opinion Certificate;

"Documents"	means the documents listed in Part A of Schedule 2 (Documents Examined);

"Further Documents"	means the documents listed in Part B of Schedule 2 (Documents Examined);

"Indenture"	means the Base Indenture as supplemented by the Supplemental Indenture;

Aptiv PLC

23 November 2021

"Memorandum and Articles of Association"	means the memorandum and articles of association of the Company, as referred to in the Opinion Certificate;

"Notes"	means the $1,500,000,000 3.100% Senior Notes due 2051 of the Company;

"Opinion"	means this legal opinion and includes the Schedules;

"Opinion Certificate"	means the certificate of the secretary of the Company addressed to us and dated the date of this Opinion, a copy of which is attached at Schedule 6 (Opinion Certificate);

"Prospectus Supplement"	means a prospectus supplement dated 9 November 2021 in relation to the issue of the Notes which is supplemental to the Registration Statement;

"Public Records"	means the public records of the Company available for inspection in the companies register on the web-site of the Registrar of Companies at the time we carried out the Public Records Search;

"Public Records Search"	means our inspection of the Public Records on the date of this Opinion;

"Qualifications"	means the observations and qualifications set out in Schedule 4 (Qualifications);

"Registers"	means the registers of directors and secretaries of the Company, as referred to in the Opinion Certificate;

"Registrar of Companies"	means the Registrar of Companies in Jersey;

"Registration Statement"	means the registration statement on Form S-3 dated 5 August 2021 filed with the Securities and Exchange Commission in relation to, among other things, the shelf registration of debt securities to be issued by the Issuer;

"Representatives"	means J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Goldman Sachs & Co. LLC, acting as representatives of the Underwriters;

"Searches"	means the Public Records Search and the Viscount Enquiry;

"Security Interests Register"	means the register maintained by the Registrar of Companies under the 2012 Law in respect of security interests created and assignments of receivables effected under the 2012 Law;

Aptiv PLC

23 November 2021

"Supplemental Indenture"	has the meaning given to that term in Part A of Schedule 2 (Documents Examined);

"Viscount"	means the Viscount in Jersey; and

"Viscount Enquiry"	means our enquiry in respect of the Company made on the date of this Opinion to the office of the Viscount.

Part B

Interpretation

1.                   References in this Opinion to:

1.1	a Schedule are references to a schedule to this Opinion;

1.2	a "person" include any body of persons corporate or unincorporated;

1.3	legislation include, where relevant, a reference to such legislation as amended at the date of this Opinion;

1.4	"signed" (and the words "sign" and "signature" shall be construed accordingly) include, where relevant and the context so admits, signed by electronic signature and "executed" (and the words "execute" and "execution" shall be construed accordingly) include, where relevant and the context so admits, signed by electronic signature;

1.5	"you" means the Addressees and where there is more than one Addressee, means each of them; and

1.6	"we", "us" or "our" in relation to the examination, sight, receipt or review by us, or provision to us, of information or documents are references only to our lawyers who worked on the preparation of this Opinion in this matter.

1.	Where a capitalised term appears in the left-hand column of Part A of Schedule 5 (Definitions and Interpretation) in the singular, its plural form, if used in this Opinion, shall be construed accordingly, and vice versa.

2.	Headings in this Opinion are inserted for convenience only and shall not affect the construction of this Opinion.

Aptiv PLC

23 November 2021

Schedule 6

APTIV PLC

OPINION CERTIFICATE

A public limited liability company incorporated in Jersey with registered number 108188

Registered Office: 13 Castle Street, St. Helier, JE1 1ES, Jersey

Your ref:         SDM/MSE/KWA/1065189/0003

Carey Olsen Jersey LLP

47 Esplanade

St Helier

Jersey

JE1 0BD

Date: November 23, 2021

Dear Sirs

Aptiv PLC (the "Company")

You have been asked to give an opinion relating to the Company, and we understand that your opinion will be given in reliance on the matters certified below.

I, Katherine H. Ramundo, the secretary and an authorised signatory of the Company, hereby certify on behalf of the Company as follows:

1.	You have been supplied with a true and complete and up to date copy of:

1.1	the Company's certificate of incorporation and each certificate of incorporation on change of name issued to the Company.

1.2	the Company's memorandum and articles of association and all resolutions or agreements or acts of court to which the provisions of Article 100 or 125 of the Companies (Jersey) Law 1991 as amended apply (together the "Memorandum and Articles of Association", and the said articles, the "Articles of Association").

1.3	all consents, or the aggregate of all consents granted to the Company under the Control of Borrowing (Jersey) Order 1958 as amended, being:

1.3.1	a consent dated 3 November 2011 in relation to the grant or issue of stock options, stock appreciation rights, restricted stock, RSUs, performance awards and other stock based awards;

1.3.2	a consent dated 1 January 2017 in relation to the issue of shares by the Company;

1.3.3	a consent dated 27 February 2019 in relation to the issue of notes by the Company,

1.3.4	a consent dated 5 November 2021 in relation to the issue of notes by the Company,

(together the "COBO Consents").

1.4	all consents granted to the Company under the Companies (General Provisions) (Jersey) Law Order 2002, being a consent dated 27 February 2019 and 5 November 2021 (the "CGPO Consent", and together with the COBO Consents, the "Consents");

Aptiv PLC

23 November 2021

1.5	an extract of the minutes recording the resolutions of the directors of the Company passed on 28 October 2021 at a meeting of the board of directors of the Company (the "Director Resolutions"); and

1.6	the registers of directors and secretary of the Company.

2.	The Memorandum and Articles of Association supplied to you are in full force and effect and the Company is not party to any shareholders' or joint venture or similar agreement supplementing the Articles of Association.

3.	No resolution has been passed by the board of directors of the Company (or any committee of the directors) or the shareholders of the Company and there is no agreement or arrangement otherwise in place: (a) limiting the powers of the board of directors of the Company; (b) changing the quorum for meetings of the directors of the Company from that which is stated in the Articles of Association; or (c) changing who may sign an instrument to which a seal of the Company is affixed or the number of such persons from that which is stated in the Articles of Association.

4.	The Director Resolutions were duly passed, are in full force and effect and have not been revoked, superseded or amended, and are the only resolutions passed by the directors of the Company relating to the matters referred to in those resolutions.

5.	The meeting at which the Director Resolutions were passed was duly convened and held and quorate throughout and the minutes of such meeting are an accurate record of the proceedings described in them.

6.	The Company is exempt from the requirement to hold a licence under the Control of Housing and Work (Jersey) Law 2012.

7.	The Company's entering into the transactions the subject of the Director Resolutions is within the purpose for which the Company was and is to be used as notified to the Jersey Financial Services Commission or its predecessor in the incorporation papers of the Company.

8.	The Consents are in full force and effect and there have been no infringements of any conditions contained in the Consents.

9.	(a) No state (including a sovereign or other head, or government or department of government, of a state) has possession or control of, or any interest in, any property of the Company; and (b) the Company does not exercise sovereign authority (whether in respect of the transactions the subject of the Director Resolutions or otherwise).

10.	I am duly authorised by the Company to give this Certificate.

Aptiv PLC

23 November 2021

Yours faithfully

/s/ Katherine H. Ramundo

Katherine H. Ramundo

Company Secretary and Authorized Signatory